Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cogent Biosciences, Inc. (formerly known as Unum Therapeutics Inc.) of our report dated March 26, 2020 relating to the financial statements, which appears in Cogent Biosciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 5, 2020